Exhibit 99.1

Westrock Coffee Reports First Quarter 2023 Results and

Reaffirms Guidance for 2023

Little Rock, Ark. (May 11, 2023) – Westrock Coffee Company (Nasdaq: WEST) (“Westrock Coffee” or the “Company”) today reported financial results for the first quarter ended March 31, 2023.

Scott T. Ford, CEO and Co-founder stated, “We are pleased to report our first quarter results which continue to reflect the key product expansions of our growing platform, even as we work hard to bring through all of the potential EBITDA into our results. As 2023 begins to take shape, we are focused on our two major initiatives of successfully launching our Conway extract and ready-to-drink facility in the first quarter of 2024 and continuing the maturation of our existing operations to be able to capture the profitability intrinsically available from our growing large-scale, global customer base. To this end specifically, during the first quarter, we executed an enterprise resource planning system conversion in our Concord, North Carolina facilities so that all our internal systems would operate on a single platform. The conversion resulted in approximately two weeks of production downtime in our roast and ground business, which when combined with the then resource restrained single-serve product line capacities, cost us approximately $4.0 million in net profit for the quarter. I am pleased that this conversion is now behind us and that the long-awaited equipment expansion in our single-serve business is currently in place. Both of these efforts create a greater foundation for our long-term growth and prepare us to execute the launch of our Conway extract and ready-to-drink facility early next year.”

First Quarter Highlights

●	Consolidated net sales were $205.4 million for the first quarter of 2023, an increase of $19.0 million, or 10%, compared to the first quarter of 2022.
●	Consolidated gross profit for the first quarter of 2023 was $34.3 million and included $1.2 million of non-cash mark-to-market gains, compared to consolidated gross profit of $38.4 million for the first quarter of 2022, which included $1.1 million of non-cash mark-to-market gains. Gross profit was negatively impacted by unanticipated production down-time in the early part of the quarter related to the integration of a new enterprise resource planning system.
●	Net loss for the period was $4.3 million, compared to a net loss of $4.7 million for the first quarter of 2022. The $4.3 million net loss for the first quarter of 2023 included $6.6 million of acquisition, restructuring and integration expense and $5.5 million of non-cash income from the change in fair value of warrant liabilities. Net loss of $4.7 million for the first quarter of 2022 included $2.5 million of acquisition, restructuring and integration expense.
●	Adjusted EBITDA was $8.5 million for the first quarter of 2023, a decrease of $2.9 million, compared to the first quarter of 2022.
●	Beverage Solutions segment contributed $181.2 million of net sales and $8.4 million of Adjusted EBITDA for the first quarter of 2023, compared to $148.4 million and $10.4 million, respectively, for the first quarter of 2022.
●	SS&T segment, net of intersegment revenues, contributed $24.2 million of net sales and break-even Adjusted EBITDA for the first quarter of 2023, compared to $38.1 million and $1.0 million, respectively, for the first quarter of 2022.

2023 Outlook

The Company is reiterating its guidance for consolidated Adjusted EBITDA to grow 10% to 25% in full-year 2023, representing a range of $66 million to $75 million. This guidance is an estimate of what the Company believes is realizable as of the date of this release, and actual results may vary from this guidance and the variations may be material. Management will provide additional details regarding the 2023 outlook on the earnings results call later today.

The Company is not readily able to provide a reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income without unreasonable effort because certain items that impact such figure are uncertain or outside the Company’s control and cannot be reasonably predicted. Such items include the impacts of non-cash gains or losses resulting from mark-to-market adjustments of derivatives and the change in fair value of warrant liabilities, among others.

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Conference Call Details

Westrock Coffee will host a conference call and webcast at 4:30 p.m. ET today to discuss this release. To participate in the live earnings call and question and answer session, please register at https://register.vevent.com/register/BI78dac75fba2a4584b7ffab3e2ba56e26 and dial-in information will be provided directly to you. The live audio webcast will be accessible in the “Events and Presentations” section of the Company’s Investor Relations website at https://investors.westrockcoffee.com/. An archived replay of the webcast will be available shortly after the live event has concluded and will be available for a minimum of 14 days.

About Westrock Coffee

Westrock Coffee is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and hospitality industries around the world. With offices in 10 countries, the company sources coffee and tea from 35 origin countries.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, our 2023 financial outlook, certain plans, expectations, goals, projections, and statements about the timing and benefits of the build-out of the Company's Conway, Arkansas extract and ready-to-drink facility, the plans, objectives, expectations, and intentions of Westrock Coffee, and other statements that are not historical facts. These statements are based on information available to Westrock Coffee as of the date hereof and Westrock Coffee is not under any duty to update any of the forward-looking statements after the date of this communication to conform these statements to actual results. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the management of Westrock Coffee as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor, or others, as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock Coffee. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock Coffee's business and the timing of expected business milestones; the effects of competition on Westrock Coffee's business; the ability of Westrock Coffee to issue equity or equity-linked securities or obtain debt financing in the future; the risk that Westrock Coffee fails to fully realize the potential benefits of acquisitions or has difficulty successfully integrating acquired companies, including Kohana Coffee, LLC and Bixby Roasting Co.; the availability of equipment and the timely performance by suppliers involved with the build-out of the Conway, Arkansas facility; the loss of significant customers; and those factors discussed in Westrock Coffee’s Annual Report on Form 10-K, which was filed with the United States Securities and Exchange Commission (the “SEC”) on March 21, 2023, in Part I, Item 1A “Risk Factors” and other documents Westrock Coffee has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Westrock Coffee does not presently know, or that Westrock Coffee currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-

looking statements. In addition, the forward-looking statements reflect Westrock Coffee's expectations, plans, or forecasts of future events and views as of the date of this communication. Westrock Coffee anticipates that subsequent events and developments will cause Westrock Coffee's assessments to change. However, while Westrock Coffee may elect to update these forward-looking statements at some point in the future, Westrock Coffee specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as a representation of Westrock Coffee's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:

ICR for Westrock: Westrock@icrinc.com

Investor Relations:

ICR for Westrock: WestrockIR@icrinc.com

Westrock Coffee Company

Condensed Consolidated Balance Sheets

(Unaudited)

(Thousands, except par value)	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$23,688	$16,838
Restricted cash	1,882	9,567
Accounts receivable, net of allowance for credit losses of $2,516 and $3,023, respectively	115,494	101,639
Inventories	142,576	145,836
Derivative assets	13,390	15,053
Prepaid expenses and other current assets	13,269	9,166
Total current assets	310,299	298,099

Property, plant and equipment, net	194,691	185,206
Goodwill	116,090	113,999
Intangible assets, net	128,992	130,886
Operating lease right-of-use assets	16,115	11,090
Other long-term assets	7,114	6,933
Total Assets	$773,301	$746,213

LIABILITIES, CONVERTIBLE PREFERRED SHARES, AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt	$9,287	$11,504
Short-term debt	42,855	42,905
Accounts payable	101,540	116,675
Derivative liabilities	3,806	7,592
Accrued expenses and other current liabilities	36,899	37,459
Total current liabilities	194,387	216,135

Long-term debt, net	215,285	162,502
Deferred income taxes	10,823	14,355
Warrant liabilities	49,480	55,521
Other long-term liabilities	15,404	11,035
Total liabilities	485,379	459,548

Commitments and contingencies

Series A Convertible Preferred Shares, $0.01 par value, 24,000 shares authorized, 23,566 shares and 23,588 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively, $11.50 liquidation value	275,112	274,936

Shareholders' Equity
Preferred stock, $0.01 par value, 26,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 75,628 shares and 75,020 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	759	750
Additional paid-in-capital	345,840	342,664
Accumulated deficit	(332,383)	(328,042)
Accumulated other comprehensive loss	(3,881)	(6,103)
Total shareholders' equity attributable to Westrock Coffee Company	10,335	9,269
Noncontrolling interest	2,475	2,460
Total shareholders' equity	12,810	11,729

Total Liabilities, Convertible Preferred Shares, and Shareholders' Equity	$773,301	$746,213

Westrock Coffee Company

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(Thousands, except per share data)	2023	2022
Net sales	$205,442	$186,428
Costs of sales	171,144	147,997
Gross profit	34,298	38,431

Selling, general and administrative expense	34,122	35,061
Acquisition, restructuring and integration expense	6,644	2,483
Loss on disposal of property, plant and equipment	896	105
Total operating expenses	41,662	37,649
Income (loss) from operations	(7,364)	782

Other (income) expense
Interest expense	6,029	8,048
Change in fair value of warrant liabilities	(5,529)	—
Other, net	821	(977)
Loss before income taxes	(8,685)	(6,289)
Income tax benefit	(4,359)	(1,584)
Net loss	$(4,326)	$(4,705)
Net income attributable to non-controlling interest	15	171
Net loss attributable to shareholders	(4,341)	(4,876)
Accretion of Series A Convertible Preferred Shares	(429)	—
Accumulating preferred dividends	—	(6,737)
Net loss attributable to common shareholders	$(4,770)	$(11,613)

Loss per common share(1):
Basic	$(0.06)	$(0.34)
Diluted	$(0.13)	$(0.34)

Weighted-average number of shares outstanding(1):
Basic	75,358	34,641
Diluted	76,693	34,641

(1) Retroactively adjusted the three months ended March 31, 2022 for de-SPAC merger transaction.

Westrock Coffee Company

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(Thousands)	2023	2022
Cash flows from operating activities:
Net loss	$(4,326)	$(4,705)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,874	6,014
Equity-based compensation	1,548	171
Paid-in-kind interest added to debt principal	—	147
Provision for credit losses	497	897
Amortization of deferred financing fees included in interest expense	453	523
Loss on disposal of property, plant and equipment	896	105
Mark-to-market adjustments	(1,236)	(1,145)
Change in fair value of warrant liabilities	(5,529)	—
Foreign currency transactions	307	137
Deferred income tax (benefit) expense	(4,359)	(1,584)
Other	259	—
Change in operating assets and liabilities:
Accounts receivable	(14,048)	(9,468)
Inventories	6,626	(34,242)
Derivative assets and liabilities	(76)	(5,460)
Prepaid expense and other assets	(9,510)	(14,216)
Accounts payable	(10,756)	17,895
Accrued liabilities and other	8,249	6,531
Net cash used in operating activities	(25,131)	(38,400)
Cash flows from investing activities:
Additions to property, plant and equipment	(19,625)	(8,697)
Additions to intangible assets	(41)	—
Acquisition of business, net of cash acquired	(2,392)	—
Proceeds from sale of property, plant and equipment	30	861
Net cash used in investing activities	(22,028)	(7,836)
Cash flows from financing activities:
Payments on debt	(56,358)	(13,982)
Proceeds from debt	106,706	56,118
Payment of debt issuance costs	(405)	—
Net payments from repurchase agreements	(4,418)	—
Proceeds from exercise of stock options	63	—
Proceeds from exercise of Public Warrants	2,632	—
Payment for taxes for net share settlement of equity awards	(1,841)	(477)
Net cash provided by financing activities	46,379	41,659
Effect of exchange rate changes on cash	(55)	(106)
Net increase (decrease) in cash and cash equivalents and restricted cash	(835)	(4,683)
Cash and cash equivalents and restricted cash at beginning of period	26,405	22,870
Cash and cash equivalents and restricted cash at end of period	$25,570	$18,187

Supplemental non-cash investing and financing activities:
Property, plant and equipment acquired but not yet paid	$4,168	$—
Issuance of common shares related to Public Warrant exercise	3,144	—
Issuance of common shares related to acquisitions	446	—
Issuance of common shares related to conversion of Series A Preferred Shares	254	—
Accretion of convertible preferred shares	429	—
Accumulating preferred dividends	—	6,737

Westrock Coffee Company

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended March 31,
(Thousands)	2023	2022
Net loss	$(4,326)	$(4,705)
Interest expense	6,029	8,048
Income tax benefit	(4,359)	(1,584)
Depreciation and amortization	5,874	6,014
EBITDA	3,218	7,773
Acquisition, restructuring and integration expense	6,644	2,483
Change in fair value of warrant liabilities	(5,529)	—
Management and consulting fees (S&D Coffee, Inc. acquisition)	556	1,335
Equity-based compensation	1,548	171
Conway extract and ready-to-drink facility start-up costs	1,869	—
Mark-to-market adjustments	(1,236)	(1,145)
Loss on disposal of property, plant and equipment	896	105
Other	487	672
Adjusted EBITDA	$8,453	$11,394

Westrock Coffee Company

Reconciliation of Segment Results

(Unaudited)

	Three Months Ended March 31,
(Thousands)	2023	2022
Net Sales
Beverage Solutions	$181,209	$148,362
Sustainable Sourcing & Traceability[1]	24,233	38,066
Total of Reportable Segments	$205,442	$186,428

	Three Months Ended March 31,
(Thousands)	2023	2022
Gross Profit
Beverage Solutions	$30,495	$33,916
Sustainable Sourcing & Traceability	3,803	4,515
Total of Reportable Segments	$34,298	$38,431

	Three Months Ended March 31,
(Thousands)	2023	2022
Adjusted EBITDA
Beverage Solutions	$8,421	$10,420
Sustainable Sourcing & Traceability	32	974
Total of Reportable Segments	$8,453	$11,394

1 - Net of intersegment revenues

Non-GAAP Financial Measures

We refer to EBITDA and Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net (loss) income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Adjusted EBITDA are important non-GAAP supplemental measures of operating performance as they contribute to a meaningful evaluation of the Company’s future operating performance and comparisons to the Company’s past operating performance. Additionally, we use these non-GAAP financial measures in evaluating the performance of our segments, to make operational and financial decisions and in our budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.

We define “EBITDA” as net (loss) income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before equity-based compensation expense and the impact, which may be recurring in nature, of acquisition, restructuring and integration related costs, including management services and consulting agreements entered into in connection with the acquisition of S&D Coffee, Inc., impairment charges, changes in the fair value of warrant liabilities, non-cash mark-to-market adjustments, certain costs specifically excluded from the calculation of EBITDA under our material debt agreements, such as facility start-up costs, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, gains or losses on dispositions, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Adjusted EBITDA are important supplemental measures to net (loss) income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.

Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should be viewed in addition to, and not be considered as alternatives for, net (loss) income determined in accordance with GAAP. Further, our computations of EBITDA and Adjusted EBITDA may not be comparable to that reported by other companies that define EBITDA and Adjusted EBITDA differently than we do.